UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 3, 2025

FIRSTSUN CAPITAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	001-42175	81-4552413
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1400 16th Street, Suite 250
Denver, Colorado 80202
(Address of principal executive offices and zip code)

(303) 831-6704
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 Par Value	FSUN	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR § 230.405) or 12b-2 of the Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
Entry into Board Representative Letter Agreement
On December 3, 2025, FirstSun Capital Bancorp (the “Company”) entered into a Board Representative Letter Agreement with Castle Creek Capital Partners IX, LP (“Castle Creek”) that provides, beginning with the earlier of (i) the closing of the Company’s proposed merger with First Foundation Inc. (the “Proposed Merger Closing”) and (ii) the 2026 Annual Meeting of the Stockholders of the Company (the “2026 Annual Meeting”) the Company will use its best efforts to cause an individual designated for nomination by Castle Creek to be elected or appointed to the board of directors of the Company and will recommend to its stockholders the election of such individual designated at the applicable stockholders’ meetings of the Company. In addition, as of the date of the Board Representative Letter Agreement, to the extent Castle Creek does not have a board representative currently serving on the board of directors, Castle Creek may appoint an individual as a nonvoting observer to the board of directors. Such nomination and observer rights continue for so long as Castle Creek owns at least 40% of the total shares held by Castle Creek as of the date of the Board Representative Letter Agreement. The Board Representative Letter Agreement entered into with Castle Creek is substantially similar to the form of Board Representation Letter Agreements entered into with other stockholders of the Company as described in the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on February 25, 2025.
The foregoing description of the Board Representative Letter Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of such agreement, a copy of which is included as Exhibit 4.1 to this Current Report on Form 8-K.
Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 3, 2025, Isabella Cunningham announced her intention to resign as a director of the Company with such resignation being effective as of the earlier of (i) the Proposed Merger Closing and (ii) the 2026 Annual Meeting.
Ms. Cunningham has served as a valuable board member of the Company since 2022. In her letter of resignation, Ms. Cunningham expressed her pleasure in serving on the Board of the Company and wished continued success to the Company after her resignation. The Company similarly appreciates her contributions during her tenure. The Company thanks Ms. Cunningham for her service to the Company and wishes her the best in her endeavors following her resignation from the board.
The Company does not anticipate reducing the size of the board upon Ms. Cunningham’s resignation but intends to keep the size of the Board the same in order to accommodate the board nominee of Castle Creek at the earlier of the Proposed Merger Closing and the 2026 Annual Meeting.
Item 8.01     Other Events.
On December 4, 2025, the Company and Castle Creek issued a joint press release announcing Castle Creek’s investment in the Company and related board representation arrangement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits.
(d) The following exhibit index lists the exhibits that are either filed or furnished with this Current Report on Form 8-K:
EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Board Representative Letter Agreement

99.1	Joint Press Release, dated December 4, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTSUN CAPITAL BANCORP

Date: February 25, 2025	By:	/s/ Neal E. Arnold
	Name:	Neal E. Arnold
	Title:	Chief Executive Officer